2013 Shareholders' Meeting

April 25, 2013

UNITY BANCORP INC

UNITY'S Accomplishments in 2012!

- Improved earnings – 67% increase
- Noninterest-bearing deposits up 13%
- Residential mortgage loan origination up 62%
- Opened two new branches – Somerset and Washington
- Strategic reduction in SBA loans and time deposits
- Strengthened capital ratios

UNITY'S Strategic Direction

- Focus on relationship-based business banking
- Reaffirm lending footprint
- Maintain net interest margin
- Stabilize credit quality
- Effective cost control

UNITY'S Branch Network

New Jersey

- Hunterdon County
  - Clinton
  - Flemington
  - Whitehouse
- Middlesex County
  - Edison
  - Highland Park
  - Middlesex
  - South Plainfield
- Somerset County
  - North Plainfield
  - Somerset
- Union County
  - Linden
  - Scotch Plains
  - Union
- Warren County
  - Phillipsburg
  - Washington

Pennsylvania

- Northampton County
  - Forks Township



Monroe
Bergen
Warren
Morris
Essex
Northampton
Lehigh
Hunterdon
Somerset
Middlesex
Bucks
Mercer
Monmouth
Montgomery

Washington Branch

opened 3/19/2012


UNITY
BANK



Ribbon Cutting
3/22/2012





Networking Night
3/28/2012

Somerset Branch

- Opened 11/16/2012
- Ribbon Cutting 1/28/2013


UNITY BANK



UNITY'S Marketing Initiatives

- **Two New Branches Opened – Washington & Somerset**
  - Direct Mail & Billboard programs supporting new account acquisition

- **Companywide iPad Contest**
  - Ran in conjunction with relationship CD promotion
  - Online & branch channels; emails gathered



$500 BONUS
A Gift for You!



Meet the Home Team
NOW in WASHINGTON
UNITY BANK



Grand Opening Celebration!
UNITY BANK
Food, Prizes and Family Fun!
iPad Giveaway!
Blizzard of Dollars

UNITY'S Marketing Initiatives

- **Unity Branded Credit Card Launched**
  - Ongoing Direct Mail program– customer and prospect mailings executed through partnership with Elan

- **Mobile Banking Launched**
  - Help attract younger customers
  - Deepen existing customer loyalty & satisfaction



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UNITY'S Recent and Future Highlights

- Joint marketing agreement with realtors
- Online Banking Customer Tutorials – Completed March 2013
- Purchased three existing branches (Edison, South Plainfield, Highland Park) which will result in annual savings in excess of $200k for the Company – Completed April 2013
- Unity Bank Branded Mobile Banking Apps/Mobile Payments – September 2013
- Enhanced Customer Statement Product – October 2013
- Bank-Wide Document Imaging – November 2013

Balance Sheet – Assets

(dollars in thousands)

	12/31/2012	12/31/2011
Cash and cash equivalents	$ 94,192	$ 82,574
Securities	111,053	107,536
SBA 7(a) and 504 loans	106,968	126,951
Commercial loans	301,564	283,104
Residential mortgage loans	132,094	134,090
Consumer loans	46,410	48,447
Total loans	587,036	592,592
Allowance for loan losses	(14,758)	(16,348)
Other assets	42,207	44,492
Total assets	$ 819,730	$ 810,846

Commercial and SBA Loan Trade Area
(dollars in thousands)


2007
$52,081
11%
$40,454
9%
$68,716
14%
$306,705
66%
2012
$87,494
9%
$40,802
10%
$32,770
8%
$299,581
78%
New Jersey
New York
Pennsylvania
Other

Mortgage Loans

Mortgage Growth


$160
$140
$120
$100
$80
$60
$40
$20
$0
$MM
Total Loans
68.7 MM
Total Loans
82.4 MM
Total Loans
133.6 MM
$19.8
$24.8
$25.8
$48.9
$57.5
$107.8
2010
2011
2012
SOLD
PORTFOLIO

Nonperforming Assets
(dollars in thousands)

	12/31/2012		12/31/2011	
	$ Value	# of Loans	$ Value	# of Loans
SBA 7(a)	$ 4,633	48	$ 5,859	75
SBA 504	2,562	3	2,086	3
Commercial	4,445	18	8,519	22
Residential mortgage	5,511	12	6,037	12
Consumer	317	4	268	3
OREO	1,826	12	3,032	10
Total	$ 19,294	97	$ 25,801	125

Note: Nonperforming TDR figures are included in Nonperforming Assets above.

Balance Sheet – Liabilities and Equity
(dollars in thousands)

	12/31/2012	12/31/2011
Demand deposits	$ 229,262	$ 205,942
Savings deposits	294,533	278,603
Time deposits	124,965	159,426
Total deposits	648,760	643,971
Borrowed funds and subordinated debentures	90,465	90,465
Accrued expenses and other liabilities	2,995	2,852
Perpetual preferred stock	20,115	19,545
Common stock	54,274	53,746
Retained earnings (deficit)	1,788	(854)
Accumulated other comprehensive income	1,333	1,121
Total liabilities and shareholders' equity	$ 819,730	$ 810,846

5 Year Deposit Trend

(in thousands)

	2008	2009	2010	2011	2012
Noninterest-bearing demand deposits	$ 74,090	$ 80,100	$ 91,272	$101,193	$114,424
Interest-bearing demand deposits	87,046	100,046	105,530	104,749	114,838
Savings	134,875	286,334	277,394	278,603	294,533
Total core deposits	$296,011	$466,480	$474,196	$484,545	$523,795
Total time deposits	$411,106	$291,759	$180,592	$159,426	$124,965
Total deposits	$707,117	$758,239	$654,788	$643,971	$648,760

Total Noninterest-bearing Deposits
(dollars in millions)



$120
$110
$100
$90
$80
$70
$60
$74
$80
$91
$101
$114
2008
2009
2010
2011
2012

Key Bank Ratios

	For the year ended 12/31/2012	
	Unity	Public Banks $300 million – $2.5 billion
Return on average assets	0.53%	0.55%
Return on average equity	4.80%	4.23%
Net interest margin	3.62%	3.62%
Net charge-offs to average loans	0.94%	0.75%

Income Statement
(dollars in thousands)

	For the years ended	
	12/31/2012	12/31/2011
Net interest income	$ 27,429	$ 28,972
Provision for loan losses	(4,000)	(6,800)
Noninterest income	7,338	5,661
Noninterest expense	(24,297)	(24,518)
Net income before taxes	6,470	3,315
Provision for income taxes	(2,226)	(769)
Net income	$ 4,244	$ 2,546
Net income available to common shareholders	$ 2,642	$ 988
Net income per share – diluted	$ 0.34	$ 0.13

Net Interest Margin


4.00%
3.75%
3.50%
3.25%
3.00%
2008
2009
2010
2011
2012
Unity
FDIC-Insured Commercial Banks

Noninterest Income
(dollars in thousands)

	For the years ended	
	12/31/2012	12/31/2011
Branch fee income	$ 1,528	$ 1,445
Service and loan fee income	1,252	1,034
Gain on sale of SBA loans	688	962
Gain on sale of mortgage loans	2,274	951
BOLI income	296	295
Net security gains	573	303
Other income	727	671
Total	$ 7,338	$ 5,661

Noninterest Expense
(dollars in thousands)

	For the years ended	
	12/31/2012	12/31/2011
Compensation and benefits	$ 12,560	$ 11,781
Occupancy	2,722	2,781
Processing and communications	2,180	2,104
Furniture and equipment	1,480	1,527
Professional services	789	817
Loan collection costs	**682**	979
OREO expenses	**483**	1,229
Deposit insurance	664	775
Advertising	839	727
Other expenses	1,898	1,798
Total	$ 24,297	$ 24,518

Capital Ratios

Unity Bancorp, Inc.

FDIC-Insured Commercial Banks

Unity without TARP


Leverage Ratio
12.00%
11.00%
10.00%
9.00%
8.00%
7.00%
2008 2009 2010 2011 2012


Tier 1 Risk-Based Capital Ratio
15.00%
13.00%
11.00%
9.00%
2008 2009 2010 2011 2012


Total Risk-Based Capital Ratio
16.50%
14.50%
12.50%
10.50%
2008 2009 2010 2011 2012

Compelling Investment Considerations

- Discount to book
- Knowledgeable and experienced management team
- Attractive branch franchise
- Improving bank fundamentals
- Positioned for economic rebound
- Insider ownership


UNITY BANK
growing with you!

The previous slides contained data from the following sources:

- FDIC-Insured Commercial Banks:
  - Obtained from FDIC.gov Quarterly Banking Profile
- SNL